Exhibit 23.2 Consent of RSM US LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-172984 and 333-212386) on Forms S-8 of Atlantic Coast Financial Corporation of our report dated March 16, 2016, relating to our audit of the consolidated financial statements for the year ended December 31, 2015, which appears in this Annual Report on Form 10-K of Atlantic Coast Financial Corporation for the year ended December 31, 2017.

Miami, Florida

March 16, 2018